================================================================================
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                                (Amendment No. 1)
                    Filed Pursuant to Section 13, or 15(d) of
                       The Securities Exchange Act of 1934


                          August 7, 1996 (July 2, 1996)
                Date of Report (Date of earliest event reported)


                        PHYSICIAN COMPUTER NETWORK ,INC.
               (Exact name of registrant as specified in charter)


                                   New Jersey
                 (State of other jurisdiction of incorporation)


                                     0-19666
                            (Commission File Number)


                                   22-2485688
                        (IRS Employer Identification No.)


                             1200 The American Road
                             Morris Plains, NJ 07950
                    (Address of Principal Executive Offices)



                                 (201) 490-3100
               Registrant's Telephone Number, including area code



                               Page 1 of 26 Pages
================================================================================

     Items 7(a) and (b) of the registrant's Current Report on Form 8-K dated July 9, 1996 as amended by the Current Report on Form 8-K/A dated August 7, 1996 are hereby amended in their entirety to read as follows:

(a)  Financial Statements of Business Acquired:

          On July 2, 1996, a newly formed, wholly-owned subsidiary of Physician Computer Network, Inc. (the "Company") acquired substantially all of the assets of the medical practice management software business and the commercial software business of CUSA Technologies, Inc. (the "CTI Business") pursuant to an asset purchase agreement dated as of July 2, 1996 for $10,100,000 in cash.

          The March 31, 1996 Financial Statements of the CTI Business (with Independent Auditors' Report thereon) follow hereafter.

KPMG
The Global Leader


                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions


                              Financial Statements

                                 March 31, 1996


                   (With Independent Auditors' Report Thereon)

KPMG Peat Marwick LLP

     60 East South Temple
     Suite 900
     Salt Lake City, UT 84111


                          Independent Auditors' Report



Board of Directors and Stockholders
CUSA Technologies, Inc.:


We have audited the accompanying balance sheet composed of certain assets and liabilities of the medical and commercial divisions of CUSA Technologies, Inc. as of March 31, 1996 and the related statements of operations and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in notes 1 and 9 to the financial statements, on July 2, 1996, the Company sold substantially all of the assets and certain liabilities of its medical and commercial divisions pursuant to an asset purchase agreement. The accompanying balance sheet presents the assets that would have been sold and liabilities that would have been assumed had the sale been completed on March 31, 1996. The statements of operations and cash flows present all operations for the nine-month period then ended.

In our opinion, the accompanying financial statements present fairly, in all material respects, certain assets and liabilities of the medical and commercial divisions of CUSA Technologies, Inc. as of March 31, 1996 and the results of their operations and their cash flows for the nine-month period then ended in conformity with generally accepted accounting principles.


                                                /s/ KPMG Peat Marwick LLP

July 19, 1996


[LOGO]  Member Firm of
        Klynveld Peat Marwick Goerdeler

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                                  Balance Sheet

                                 March 31, 1996



                                 Assets
                                 ------
Current assets:
   Trade accounts receivable, net of allowance
     for doubtful accounts of $676,550                             $  1,951,810
   Inventories                                                          130,043
   Prepaid expenses and other assets                                     42,860
                                                                   ------------
         Total current assets                                         2,124,713

Property and equipment, at cost                                       1,454,062
   Less accumulated depreciation and amortization                      (718,355)
                                                                   ------------
         Net property and equipment                                     735,707

Software development and acquisition costs,
   less accumulated amortization of $530,011 (note 2)                 1,359,908

Excess of  purchase  price  over fair  value
   of net  tangible  and  identifiable intangible
   assets acquired, less accumulated amortization
   of $666,183 (note 2)                                               9,020,559

Other assets                                                             65,637
                                                                   ------------
                                                                   $ 13,306,524
                                                                   ============

                    Liabilities and Division Equity
                    -------------------------------
Current liabilities:
   Accounts payable to Versyss, Inc.                               $    849,760
   Accrued liabilities                                                  183,654
   Customer deposits                                                    278,126
   Notes payable to Versyss, Inc.                                        97,686
   Deferred revenue                                                   2,601,404
                                                                   ------------

         Total current liabilities                                    4,010,630

Division equity (notes 3, 4, 5, and 8)                                9,295,894

Commitments and contingent liabilities (notes 7 and 9)
                                                                   ------------
                                                                   $ 13,306,524
                                                                   ============



See accompanying notes to financial statements.

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                             Statement of Operations

                        Nine months ended March 31, 1996



Revenues:
   Hardware and software sales                                     $  5,407,003
   Support and maintenance services                                   4,699,967
                                                                   ------------
         Total revenues                                              10,106,970
                                                                   ------------
Cost of goods sold:
   Hardware and software sales                                        2,672,999
   Support and maintenance services                                   3,560,067
                                                                   ------------
         Total cost of goods sold                                     6,233,066
                                                                   ------------
         Gross profit                                                 3,873,904

Product development costs                                               534,847
Selling, general, and administrative expenses                         4,836,614
Corporate overhead allocation (note 3)                                  726,055
                                                                   ------------
         Operating loss                                              (2,223,612)

Other income (expense):
   Interest expense (note 3)                                           (127,225)
   Other expense, net                                                  (120,650)
                                                                   ------------
         Loss before credit in lieu of income taxes                  (2,471,487)

Credit in lieu of income taxes (note 5)                                (750,840)
                                                                   ------------
         Net loss                                                  $ (1,720,647)
                                                                   ============



See accompanying notes to financial statements.

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                             Statement of Cash Flows

                        Nine months ended March 31, 1996



Cash flows from operating activities:
   Net loss                                                         $(1,720,647)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
       Depreciation and amortization                                    885,779
       Provision for bad debts                                          289,417
       Minority interest in earnings of subsidiary                        1,323
       Net changes in operating assets and liabilities
         net of  effects of purchases of businesses:
           Trade accounts receivable                                   (337,361)
           Inventories                                                  693,587
           Prepaid expenses and other assets                             15,716
           Accounts payable to Versyss, Inc.                           (397,907)
           Accrued liabilities and customer deposits                    256,309
           Deferred revenue                                             521,984
                                                                    -----------
               Net cash provided by operating activities                208,200
                                                                    -----------
Cash flows from investing activities:
   Purchase of property and equipment                                   (14,245)
   Software development costs                                          (537,476)
   Increase in other assets                                             (15,507)
                                                                    -----------
               Net cash used in investing activities                   (567,228)
                                                                    -----------

Cash flows from financing activities - intracompany
  transactions with CUSA Technologies, Inc., net (note 4)               359,028
                                                                    -----------
Net change in cash                                                         --
Cash at beginning of period                                                --
                                                                    -----------
Cash at end of period                                               $      --
                                                                    ===========


See accompanying notes to financial statements.

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                          Notes to Financial Statements

                                 March 31, 1996



(1) Description of Business Operations and Summary of Significant Accounting Policies

     (a)  Description of Business Operations

          The principal business operations of the medical and commercial divisions (collectively, "the Divisions") of CUSA Technologies, Inc., and its subsidiaries (CTI) is the development, sale, and support of computer software technology and related hardware sales and maintenance for the healthcare and certain other commercial industries in the United States.

     (b)  Basis of Presentation

          As described in note 9, substantially all of the assets of the Divisions were acquired and certain liabilities were assumed by Physician Computer Network, Inc. (PCN) on July 2, 1996. The accompanying balance sheet presents the assets that would have been acquired and the liabilities that would have been assumed by PCN had the sale been completed on March 31, 1996. The statements of operations and cash flows present all operations of the Divisions from July 1, 1995 to March 31, 1996. The Divisions had no separate legal status or existence, and their resources were controlled by CTI. The excess of assets over liabilities is presented as "Division Equity" in the accompanying balance sheet. In the normal course of business, the Divisions had various transactions with CTI, including various expense allocations such as allocations for corporate services, overhead, occupancy, and interest expense. The financial statements of the Divisions have been prepared from the consolidated records of CTI and may not necessarily be indicative of the conditions that would have existed if the Divisions had operated as a separate entity.

     (c)  Revenue Recognition

          Revenue on hardware and software sales is generally recognized upon shipment. A portion of the revenue is deferred on certain sales when the Company has a significant obligation for future services. Software support and hardware maintenance services are billed in advance. Revenue from software support and hardware maintenance is deferred and recognized ratably over the maintenance period (generally one year). Revenue for other goods and services is recognized when the goods are shipped or when the services are rendered.

     (d)  Cost of Goods Sold

          Cost of goods sold includes the amortization of software development and acquisition costs ($201,231 for the nine months ended March 31, 1996) and costs related to software support and hardware maintenance, installation, and training (such as personnel costs, travel, and lodging).

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                          Notes to Financial Statements

     (e)  Cash

          The Divisions maintain no separate cash accounts. All sources of revenue associated with the Divisions are collected by CTI, and all costs and expenses associated with the Divisions are paid on its behalf by CTI.

     (f)  Financial Instruments

          The carrying value of the Divisions' financial instruments at March 31, 1996 approximate fair value.

     (g)  Inventories

          Inventories, which consist principally of computer hardware held for resale and for maintenance services, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     (h)  Property and Equipment

          Property and equipment consist principally of furniture and equipment, and are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally three to seven years.

     (i)  Intangible Assets

          All research and  development  costs  incurred by the Divisions in the development and acquisition of computer software to be sold to customers is charged to expense until the technological feasibility of the software is established. After technological feasibility has been established, software development and acquisition costs are capitalized until the software is available for general release to customers. Software development and acquisition costs are recorded at the lower of unamortized historical cost or estimated net realizable value. Software development and acquisition costs are amortized on a product-by-product basis using the straight-line method over useful lives of three to five years.

          The excess of purchase price over fair value of net tangible and identifiable intangible assets acquired in certain business acquisitions is amortized on the straight-line method over fifteen years. Amortization expense for the nine months ended March 31, 1996 is $431,137. On an ongoing basis, management reviews the valuation and amortization of the excess purchase price to determine possible impairment by comparing the carrying value to the undiscounted estimated future cash flows of the related businesses.

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                          Notes to Financial Statements

     (j)  Income Taxes

          CTI accounts for income taxes under the asset and liability method, under which taxes are recorded based upon the tax rate at which the items of income and expense are expected to be settled in the Company's tax return.

          The results of operations of the Divisions are included with the operations of CTI for purposes of filing federal and state income tax returns. Current and deferred income tax assets and liabilities related to the assets and liabilities of the Divisions, which are not separate legal rights or obligations of the Divisions, are recorded on CTI's balance sheet through the division equity account. A charge or credit in lieu of income taxes is provided in the statement of operations related to the operations of the Divisions.

     (k)  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)  Business Acquisitions

     During the nine months ended March 31, 1996, CTI acquired the following entities which have operations included in the Divisions. In each acquisition where CTI issued its stock as part or all of the purchase consideration, the stock has been valued at the average of the bid and ask prices on the date of closing, less an appropriate discount for restrictions on marketability.

     Preferred Health Systems, Inc.

     Effective October 1, 1995, CTI acquired 100 percent of the equity interest in Preferred Health Systems, Inc. (PHS), a software development company. In connection with the acquisition, CTI issued 75,000 shares of restricted common stock (valued at $262,500) in exchange for all of the outstanding stock of PHS. PHS is the owner and developer of a fourth generation language software application for managed healthcare organizations. Results of operations of PHS are included in the financial statements of the Divisions since October 1, 1995. The acquisition has been accounted for using the purchase method and the excess of purchase price over fair value of net tangible assets acquired, was allocated to software development and acquisition costs, and is being amortized over five years.

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                          Notes to Financial Statements

(2)  Business Acquisitions (continued)

     Medfo Systems of America, Inc.

     Effective January 1, 1996, CTI acquired 100 percent of the equity interest in Medfo Systems of America, Inc. (Medfo). Medfo is a business engaged in the distribution and support of software, principally in the healthcare industry. In connection with the acquisition of Medfo, CTI issued 40,267 shares (valued at $134,089) of its restricted common stock and agreed to issue options to the former owner and the employees of Medfo to acquire 150,000 shares of its common stock at fair market value as of the closing date. Results of operations of Medfo are included in the financial statements of the Divisions since January 1, 1996. The acquisition has been accounted for using the purchase method and the excess of purchase price over fair value of net tangible and identifiable intangible assets acquired, representing the customer base of Medfo, is being amortized over fifteen years.

     The former owner of Medfo is also an officer and shareholder of CTI. Prior to the acquisition, Medfo and the medical division of CTI jointly conducted business pursuant to a subcontract and assignment agreement under which CTI provided software, hardware, and other resources to customers of Medfo, for which CTI earned revenues. CTI had also advanced Medfo $256,312 for its business operations prior to the acquisition.

     Automated Solution, Inc.

     Effective February 1, 1996, CTI acquired 100 percent of the equity interest in Automated Solutions, Inc. and Automated Systems of Arizona, Inc., and 40 percent of the equity interest in Automated Solutions of California, Inc. (collectively, ASI). ASI is a business engaged in hardware and software distribution and related support services, principally to the healthcare and certain commercial industries. In connection with the acquisition of ASI, CTI issued 50,000 shares (valued at $200,000) of its restricted common stock to the former owner of ASI and agreed to settle certain liabilities of the former owner of ASI in the approximate amount of $114,000 related to his prior purchase of the stock of ASI. CTI also agreed to issue options to the former owner and the employees of ASI to acquire 70,000 shares of its common stock at fair market value as of the closing date. Results of operations of ASI are included in the financial statements of the Divisions since February 1, 1996. The acquisition has been accounted for using the purchase method and the excess of purchase price over fair value of net tangible and identifiable intangible assets acquired, representing the customer base of ASI, is being amortized over fifteen years.

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                          Notes to Financial Statements

(2)  Business Acquisitions (continued)

     Source Computing, Inc.

     Effective February 1, 1996, CTI acquired 100 percent of the equity interest in Source Computing, Inc., Medical Clearing Corporation, and certain assets of a proprietorship, all of which were under common ownership (collectively, Source). Source is a business engaged in the development, distribution, and support of software, principally in the area of practice management and electronic claims processing for the healthcare industry. In connection with the acquisition of Source, CTI issued an aggregate of 160,000 shares (valued at $640,000) of its restricted common stock and agreed to pay an aggregate of $300,000 in cash, of which $125,000 was paid at closing. CTI also agreed to issue options to the former owners and the employees of Source to acquire 25,000 shares of its common stock at fair market value as of the date of closing. Results of operations of Source are included in the financial statements of the Divisions since February 1, 1996. The acquisition has been accounted for using the purchase method and the excess of purchase price over fair value of net tangible and identifiable intangible assets acquired, representing the customer base of Source, is being amortized over fifteen years.

     Assuming all of the acquisitions completed during the nine months ended March 31, 1996 described above had occurred on July 1, 1995, the Division's unaudited pro forma results of operations for the nine months ended March 31, 1996 would have been approximately as follow:

            Total revenues                          $ 12,030,671
                                                    ============
            Net loss                                $ (3,218,258)
                                                    ============

     The unaudited pro forma results of operations are not necessarily indicative of the actual results that would have been achieved had the aforementioned acquisitions taken place at July 1, 1995 and are not necessarily indicative of future results.


(3)  Related Party Transactions

     CTI has allocated to the Divisions various expenses it incurred for corporate services, overhead, occupancy, and interest costs. The amount included in the corporate overhead allocation is comprised principally of expenses related to accounting, legal, human resources, and marketing, which management believes to be related to the operations of the Divisions. Such expenses principally include salaries, payroll taxes, benefits, travel, rent, telephone, professional fees, and depreciation. Rent expense allocated to the Divisions for the nine months ended March 31, 1996 was approximately $550,000. The costs have been allocated on the basis of various factors which take into consideration revenues, numbers of employees, and space occupied. Management believes that the amounts allocated to the Divisions have been computed and charged to the Divisions on a reasonable basis.

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                          Notes to Financial Statements

(4)  Division Equity

     Division Equity represents the excess of assets over liabilities in the balance sheet, and is composed of CTI's acquisition cost of the assets in the Divisions, the cumulative earnings or losses of the Divisions, net transactions with CTI related to costs and expenses incurred by the Division but paid by CTI and cash generated by the Divisions which was collected by CTI. Also included in division equity are changes for all liabilities of the Divisions which are not separate legal obligations of the Divisions or are not being assumed by PCN.

     Changes in division equity for the nine months ended March 31, 1996 are as follows:

          Balance at July 1, 1995                                  $  8,032,814
          Net loss                                                   (1,720,647)
          Intracompany cash transactions with CTI                       359,028
          Excess of fair value of assets acquired by CTI over
            liabilities assumed related to the Divisions              2,624,699
                                                                   ------------
          Balance at March 31, 1996                                $  9,295,894
                                                                   ============


(5)  Income Taxes

     The credit in lieu of income taxes consists of the following for the nine months ended March 31, 1996. The credit in lieu of income taxes that is categorized as current represents the current losses of the Divisions for income tax purposes that have been utilized by CTI in the current period to offset other taxable income. The credit in lieu of income taxes that is categorized as deferred primarily represents the current losses of the Divisions that are available for carry forward to offset future taxable income of CTI.

          Current:
             Federal                                              $    (14,682)
             State                                                      (1,727)

          Deferred:
             Federal                                                  (657,122)
             State                                                     (77,309)
                                                                  ------------
                                                                  $   (750,840)
                                                                  ============

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                          Notes to Financial Statements

(5)  Income Taxes (continued)

     Differences between the amount of the credit in lieu of income taxes at the statutory federal income tax rate of 34 percent and the Divisions' effective tax rate of 30.4 percent for the nine months ended March 31, 1996 are as follows:

        Credit at federal statutory rate                         $   (840,306)
        State income tax credit, net of federal tax effect            (98,859)
        Amortization of certain intangible assets                     166,299
        Nondeductible portion of meals and entertainment               22,026
                                                                 ------------
        Credit in lieu of income taxes                           $   (750,840)
                                                                 ============

     Deferred taxes are calculated based upon differences between financial statement and tax bases of assets and liabilities of the Divisions. The following deferred taxes related to the assets and liabilities of the Divisions were recorded by CTI through the division equity account at March 31, 1996:

        Deferred tax assets:
           Net operating losses                                  $  1,985,618
           Allowance for uncollectible accounts                       257,089
           Accrued vacation                                            57,621
           Other, net                                                  22,333
           Less valuation allowance                                  (230,000)
                                                                 ------------
                                                                    2,092,661
                                                                 ------------
        Deferred tax liabilities:
           Capitalized software costs                                (479,377)
           Depreciation of property and equipment                     (44,007)
                                                                 ------------
                                                                     (523,384)
                                                                 ------------
        Net deferred tax assets                                  $  1,569,277
                                                                 ============

     CTI has allocated net operating loss carryforwards of approximately $5,200,000 for income tax purposes to the Divisions. These net operating losses expire in certain years through 2011. The utilization of approximately $1,900,000 of these net operating losses obtained from the acquisition of businesses is subject to limitation under the Internal Revenue Code Section 382, consequently a valuation allowance of $230,000 at the beginning and the end of the period has been provided.

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                          Notes to Financial Statements

(5)  Income Taxes (continued)

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax assets, CTI will need to generate future taxable income of approximately $5,500,000 prior to the expiration of the net operating loss carryforwards in 2011. The estimated taxable gain on the disposition of the Divisions is in excess of $9,000,000, which will be taxable in the fiscal year ended June 30, 1997. Furthermore, results of operations for certain divisions of CTI not disposed of have historically been profitable since their acquisitions. Accordingly, management believes it is more likely than not that CTI will realize the benefits of these deferred tax assets, net of the existing valuation allowances at March 31, 1996.


(6)  Retirement Plan

     CTI sponsors a retirement plan under Section 401(k) of the Internal Revenue Code. To participate an employee must meet certain minimum age and length of service requirements. Company contributions to the 401(k) plan are at the discretion of the Board of Directors. The Company made no contribution to the 401(k) plan during the nine months ended March 31, 1996.


(7)  Contingent Liabilities

     CTI is involved in certain legal matters related to the operations of the Divisions in the ordinary course of business all of which are the responsibility of CTI. In the opinion of management and legal counsel, such matters will not have a material effect on the financial position or results of operations of the Divisions.

                             CUSA TECHNOLOGIES, INC.
                        Medical and Commercial Divisions

                          Notes to Financial Statements


(8)  Supplemental Cash Flow Information

     As described in note 2, CTI has completed certain business acquisitions during the nine months ended March 31, 1996. A summary of the noncash impact of such acquisitions on the statement of cash flows of the Divisions is as follows:


         Fair value of assets acquired                             $  3,224,990

         Liabilities assumed                                           (600,291)
                                                                   ------------

         Transactions recorded through division equity             $  2,624,699
                                                                   ============

     No separate disclosure is made of cash paid for interest and income taxes as these amounts are included within the net intracompany transactions with CTI.


(9)  Subsequent Events

     In June 1996, management of CTI committed to dispose of the business and assets of the Divisions. On July 2, 1996, CTI entered into an asset purchase agreement with PCN whereby PCN agreed to acquire substantially all of the assets and assume certain liabilities of the Divisions. Terms of the purchase agreement provided for the purchase of certain specified assets for $10,100,000, payable as follows: 1) $4,500,000 at closing, 2) cancellation of $1,500,000 note payable to PCN incurred on June 13, 1996,
     3) $3,150,000 within five business days of receipt of audited financial statements, 4) $200,000 due upon transfer of certain assets of one of the subsidiaries of CTI which were subject to a court ordered receivership at the date of closing, and 5) $750,000 within five business days of receipt of certain other financial reports. The final payment of $750,000 is subject to adjustment downward if accounts receivable, net of reserves, does not exceed a certain amount, or if deferred revenue exceeds a certain amount. Certain trade accounts receivable, and property and equipment involved in the sale were pledged as collateral against certain notes payable owed by CTI. In connection with the sale, the note holders released their security interest in the assets.

     On July 2, 1996, pursuant to the asset purchase agreement PCN assumed 1) the balances of the liabilities related to accounts and notes payable to Versyss, Inc., a subsidiary of PCN, deferred software support and hardware maintenance obligations, accrued liabilities, and customer deposits associated with the Divisions, 2) a real property lease for office space in Virginia with a present annual lease commitment of $137,208 per year through October 1999 (to be adjusted annually for changes in the consumer price index), and 3) certain leases of personal property which are not significant to the financial statements.

     Under the asset purchase agreement, CTI agreed to purchase from PCN not less than $2,000,000 of hardware and software products during each twelve-month period commencing July 1, 1996, up to an aggregate of $10,000,000.

(b)  Pro Forma Financial Information:


     The Unaudited Pro Forma Condensed Consolidated Statements of Operations and Unaudited Pro Forma Condensed Consolidated Balance Sheet give effect to (i) the acquisition by PCN of the CTI Business, (ii) the proposed acquisition by PCN of Wismer-Martin, Inc. ("Wismer-Martin") pursuant to an agreement and plan of merger dated June 20, 1996, and, (iii) the completion by PCN on May 10, 1996 of the public offering of 6,440,000 shares of its Common Stock at $10.00 per share (the "1996 Offering"), of which 1,932,217 shares were issued by PCN to Equifax, Inc. ("Equifax") upon the conversion in full of the five year, $10,000,000 principal amount convertible subordinated promissory note issued to Equifax on February 15, 1995 (the "Equifax Note"). In addition to the above, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995 also gives effect to PCN's February 1995 public offering of PCN Common Stock, the October 1995 Regulation S offering of PCN Common Stock and convertible preferred stock and the acquisitions of Versyss, Inc. ("Versyss") and the Practice Management Systems Corp. Business (the "PMS Business") and the related financings.

     These statements have been prepared from the historical consolidated financial statements of PCN, the CTI Business and Wismer-Martin and should be read in conjunction with: (i) PCN's Annual Report on Form 10-K for the year ended December 31, 1995 and PCN's Quarterly Report on Form 10-Q for the period ended March 31, 1996, (ii) the financial statements of the CTI Business enclosed herein, and, (iii) Wismer-Martin's Annual Report on Form 10-KSB for the year ended June 30, 1995 and Wismer-Martin's Quarterly Report on Form 10-KSB for the period ended March 31, 1996.

     The unaudited pro forma information assumes that the transactions for which pro forma effects are shown occurred on January 1, 1995 for the Unaudited Pro Forma Condensed Consolidated Statements of Operations and on March 31, 1996 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet. The pro forma financial information gives effect to the acquisition transactions under the purchase method of accounting based on the assumptions and adjustments described in the accompanying notes. It should be understood that the Pro Forma Condensed Consolidated Financial Statements do not necessarily reflect the actual consolidated financial position or results of operations since, among other factors, actual expenses may be lower or higher than amounts assumed or estimated. Such pro forma information is not necessarily indicative of the results which would actually have occurred had the transactions been in effect for the period or on the date indicated or which may occur in the future.

                                       UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                                    Year Ended December 31, 1995

                                                                              Adjustments Increase/(Decrease) Giving Effect to
                                                                         -----------------------------------------------------------
                                                                                                                   Versyss/PMS
                                                          PCN                PMS               Versyss             Acquisition
                                                      Historical (a)    Acquisition (b)     Acquisition (c)        Adjustments
                                                      --------------    ---------------     ---------------        -----------
Revenues                                              $ 41,805,342        $3,067,872         $44,398,000
                                                      ------------        ----------         -----------            -----------

Costs and Expenses:
Cost of revenues                                        16,288,953         1,341,797          27,532,000
Research and development                                 2,219,223           563,221           1,806,000
Selling and marketing                                    3,038,069           371,739           5,340,000
General and administrative                              13,238,269         1,187,924           8,690,000            $ 3,864,532 (d)

Acquired technology in process                          14,516,000                                                  (14,516,000)(e)
Restructuring                                            3,072,450
Write-down of assets and other charges                   1,477,000
                                                      ------------        ----------         -----------            -----------
                                                        53,849,964         3,464,681          43,368,000            (10,651,468)
Interest (income) expense:
    Interest income                                       (577,039)          (12,615)
    Interest expense                                     1,451,604                             2,183,000                901,903 (f)
                                                      ------------        ----------         -----------            -----------
                                                           874,565           (12,615)          2,183,000                901,903
Income (loss) before income tax expense
     (benefit) and extraordinary item                  (12,919,187)         (384,194)         (1,153,000)             9,749,565
Income tax expense (benefit)                            (1,419,000)           13,145             168,000
                                                      ------------        ----------         -----------            -----------

Income (loss) available to common
   shareholders before extraordinary
   item                                               $(11,500,187)       $ (397,339)        $(1,321,000)             9,749,565
                                                      ============        ==========         ===========            ===========


Earnings (loss) per Common Share:
Before extraordinary item                                   $(0.29)
                                                      ============

Weighted average number
  of common shares outstanding                          40,068,406                                                    2,622,781 (g)
                                                      ============                                                  ===========



                                                                       Adjustments Increase/(Decrease) Giving Effect to
                                                       -----------------------------------------------------------------------------
                                                                                                                    Wismer-Martin
                                                         1996               Equifax            Wismer-Martin         Acquisition
                                                       Offering            Conversion          Acquisition (j)       Adjustments
                                                       ---------           ----------          ---------------       -----------
Revenues                                                                                         $10,021,490
                                                       ---------            ---------            -----------         -----------

Costs and Expenses:
Cost of revenues                                                                                   4,103,747
Research and development                                                                             545,608
Selling and marketing                                                                              1,714,104
General and administrative                                                                         3,057,950           1,075,831 (l)

Acquired technology in process
Restructuring
Write-down of assets and other charges
                                                       ---------            ---------            -----------         -----------
                                                                                                   9,421,409           1,075,831
Interest (income) expense:
    Interest income                                                                                  (27,514)
    Interest expense                                                        $(525,000)(i)            343,319
                                                       ---------            ---------            -----------         -----------
                                                                             (525,000)               315,805                   0
Income (loss) before income tax expense
     (benefit) and extraordinary item                                         525,000                284,276          (1,075,831)
Income tax expense (benefit)                                                                           1,021
                                                       ---------            ---------            -----------         -----------

Income (loss) available to common
   shareholders before extraordinary
   item                                                    --                 525,000            $   283,255         $(1,075,831)
                                                       =========            =========            ===========         ===========


Earnings (loss) per Common Share:
Before extraordinary item


Weighted average number
  of common shares outstanding                         4,507,783 (h)        1,932,217 (i)                                935,000 (m)
                                                       =========            =========                                ===========



                                                      Pro Forma                                CTI Business         Pro Forma
                                                    Before Acq. of       CTI Business          Acquisition         After Acq. of
                                                     CTI Business       Acquisition (k)        Adjustments         CTI Business
                                                    -------------       ---------------        ------------        ------------
Revenues                                             $99,292,704          $12,467,346          ($2,667,432)(n)     $109,092,618
                                                     -----------          -----------          -----------         ------------

Costs and Expenses:
Cost of revenues                                      49,266,497            4,880,221           (2,120,608)(n)       52,026,110
Research and development                               5,134,052            1,377,086                                 6,511,138
Selling and marketing                                 10,463,912            2,125,033                                12,588,945
General and administrative                            31,114,506            4,172,287              965,322 (l)       36,252,115
                                                               0                                  (583,900)(o)         (583,900)
Acquired technology in process                                 0                                                              0
Restructuring                                          3,072,450                                                      3,072,450
Write-down of assets and other charges                 1,477,000                                                      1,477,000
                                                     -----------          -----------          -----------         ------------
                                                     100,528,417           12,554,627           (1,739,186)         111,343,858
Interest (income) expense:
    Interest income                                     (617,168)                                                      (617,168)
    Interest expense                                   4,354,826                                                      4,354,826
                                                     -----------          -----------          -----------         ------------
                                                       3,737,658                    0                    0            3,737,658
Income (loss) before income tax expense
     (benefit) and extraordinary item                 (4,973,371)             (87,281)            (928,246)          (5,988,898)
Income tax expense (benefit)                          (1,236,834)                                                    (1,236,834)
                                                     -----------          -----------          -----------         ------------

Income (loss) available to common
   shareholders before extraordinary
   item                                              $(3,736,537)         $   (87,281)         $  (928,246)        $ (4,752,064)
                                                     ===========          ===========          ===========         ============


Earnings (loss) per Common Share:
Before extraordinary item                                 $(0.07)(p)                                                     $(0.09)(p)
                                                     ===========                                                   ============

Weighted average number
  of common shares outstanding                        50,066,187                                                     50,066,187
                                                     ===========                                                   ============

- ----------------
See accompanying notes to the unaudited pro forma condensed consolidated statements.

                                       UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                                  Three Months Ended March 31, 1996


                                                                                    Adjustments Increase/(Decrease) Giving Effect to
                                                                                    ------------------------------------------------

                                                                       PCN             1996            Equifax        Wismer-Martin
                                                                   Historical        Offering         Conversion     Acquisition (j)
                                                                   -----------       ---------        ---------      ---------------
Revenues                                                           $21,026,948                                          $2,282,639
                                                                   -----------       ---------        ---------         ----------

Costs and Expenses:
Cost of revenues                                                     8,794,892                                           1,018,914
Research and development                                             1,111,487                                             140,291
Selling and marketing                                                1,704,769                                             351,035
General and administrative                                           4,084,531                                             660,710

                                                                   -----------       ---------        ---------         ----------
                                                                    15,695,679                                           2,170,950
Interest (income) expense:
    Interest income                                                    (59,508)                                            (22,931)
    Interest expense                                                   695,118                         (150,000)(i)         24,309
                                                                   -----------       ---------        ---------         ----------
                                                                       635,610                         (150,000)             1,378

Income (loss) before income tax expense
   and loss on equity investment                                     4,695,659                          150,000            110,311
Income tax expense                                                     986,000                                                   0
                                                                   -----------       ---------        ---------         ----------

Income before loss on equity investment                              3,709,659                          150,000            110,311

Loss on equity investment, net of taxes                               (395,000)                               0                  0
                                                                   -----------       ---------        ---------         ----------

   Net income (loss)                                               $ 3,314,659                        $ 150,000         $  110,311
                                                                   ===========       =========        =========         ==========

Primary and Fully Diluted earnings (loss) per Common Share:

Earnings (loss) per Common Share                                         $0.07
                                                                   ===========

Primary weighted average number
  of common shares outstanding                                      49,864,464       4,507,783 (h)    1,932,217 (i)
                                                                   ===========       =========        =========

Fully Diluted weighted average number
  of common shares outstanding                                      50,102,434       4,507,783 (h)    1,932,217 (i)
                                                                   ===========       =========        =========


                                                                   Wismer-Martin      Pro Forma                        CTI Business
                                                                    Acquisition     Before Acq. of   CTI Business      Acquisition
                                                                    Adjustments      CTI Business   Acquisition (k)    Adjustments
                                                                    -----------      ------------   ---------------    -----------
Revenues                                                                             $23,309,587      $ 3,013,872
                                                                    ----------       -----------      -----------       --------

Costs and Expenses:
Cost of revenues                                                                       9,813,806        1,499,315
Research and development                                                               1,251,778          519,186
Selling and marketing                                                                  2,055,804          879,798
General and administrative                                            247,708 (l)      4,992,949        1,801,893        214,580 (l)
                                                                                               0                        (145,975)(o)
                                                                    ----------       -----------      -----------       --------
                                                                      247,708         18,114,337        4,700,192         68,605
Interest (income) expense:
    Interest income                                                                      (82,439)               0
    Interest expense                                                                     569,427                0
                                                                    ----------       -----------      -----------       --------
                                                                            0            486,988                0              0

Income (loss) before income tax expense
   and loss on equity investment                                     (247,708)         4,708,262       (1,686,320)       (68,605)
Income tax expense                                                                       986,000                0
                                                                    ----------       -----------      -----------       --------

Income before loss on equity investment                              (247,708)         3,722,262       (1,686,320)       (68,605)

Loss on equity investment, net of taxes                                     0           (395,000)               0              0
                                                                    ----------       -----------      -----------       --------

   Net income (loss)                                                $(247,708)       $ 3,327,262      $(1,686,320)      $(68,605)
                                                                    ==========       ===========      ===========       ========

Primary and Fully Diluted earnings (loss) per Common Share:

Earnings (loss) per Common Share                                                           $0.06(p)
                                                                                     ===========

Primary weighted average number
  of common shares outstanding                                        935,000 (m)     57,239,464
                                                                    =========        ===========

Fully Diluted weighted average number
  of common shares outstanding                                        935,000 (m)     57,477,434
                                                                    =========        ===========


                                                                   Pro Forma
                                                                  After Acq. of
                                                                  CTI Business
Revenues                                                          $26,323,459
                                                                  -----------

Costs and Expenses:
Cost of revenues                                                   11,313,121
Research and development                                            1,770,964
Selling and marketing                                               2,935,602
General and administrative                                          7,009,422
                                                                     (145,975)
                                                                  -----------
                                                                   22,883,134
Interest (income) expense:
    Interest income                                                   (82,439)
    Interest expense                                                  569,427
                                                                  -----------
                                                                      486,988

Income (loss) before income tax expense
   and loss on equity investment                                    2,953,337
Income tax expense                                                    986,000
                                                                  -----------

Income before loss on equity investment                             1,967,337

Loss on equity investment, net of taxes                              (395,000)
                                                                  -----------

   Net income (loss)                                              $ 1,572,337
                                                                  ===========

Primary and Fully Diluted earnings (loss) per Common Share:

Earnings (loss) per Common Share                                        $0.03(p)
                                                                  ===========

Primary weighted average number
  of common shares outstanding                                     57,239,464
                                                                  ===========

Fully Diluted weighted average number
  of common shares outstanding                                     57,477,434
                                                                  ===========

- ----------------
See accompanying notes to the unaudited pro forma condensed consolidated statements.

                                      Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                           March 31, 1996

                                                               ASSETS


                                                                            Adjustments Increase/(Decrease) Giving Effect to
                                                               ---------------------------------------------------------------------
                                                                                                                     Wismer-Martin
                                                  PCN             1996             Equifax          Wismer-Martin     Acquisition
                                               Historical       Offering         Conversion        Acquisition (j)    Adjustments
                                              ------------     -----------       -----------       --------------     -----------
Current Assets:
Cash and cash equivalents                     $  9,814,855     $41,902,164 (q) $          --       $      540,404    $(1,980,000)(j)
Accounts receivable, net                        21,466,925                                                904,814
Inventories                                      4,622,647                                                130,869
Prepaid expenses and other                       1,607,176                                                 36,786
Deferred tax asset                               1,650,000
                                              ------------     -----------     -------------       --------------    -----------
    Total current assets                        39,161,603      41,902,164                              1,612,873     (1,980,000)

Intangible assets, net                          52,741,240                                              3,367,911     11,494,722 (j)
                                                                                                                      (3,367,911)(r)
Property and equipment, net                      3,976,749                                              1,343,068        450,000 (s)
Investment in joint venture                      3,009,082
Other assets                                     4,020,991                                                 62,437
                                              ------------     -----------     -------------       --------------    -----------

   Total Assets                               $102,909,665     $41,902,164     $          --       $    6,386,289    $ 6,596,811
                                              ============     ===========     =============       ==============    ===========

                                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Notes payable                                 $  9,513,571                                         $           --
Current portion of
   long-term debt                                   40,486                                                 34,937
Current portion of obligation
   under capital leases                             77,164                                                 36,097
Accounts payable                                 4,600,581                                                344,776
Accrued expenses and other liabilities          14,163,270                                                384,045        250,000 (j)
Customer deposits                                3,086,807
Unearned income                                 14,617,925                                              1,731,334
                                              ------------     -----------     -------------       --------------    -----------
      Total current liabilities                 46,099,804                                              2,531,189        250,000

Long-term debt, net of current portion:
  Other                                         22,470,636                       (10,000,000)(q)          786,456
Obligations under capital
  leases, net of current portion                   327,985                                                 65,455
                                              ------------     -----------     -------------       --------------    -----------
       Total liabilities                        68,898,425               0       (10,000,000)           3,383,100        250,000


Shareholders' Equity:
Preferred stock                                         64                                                     --
Common stock                                       447,952          45,078  (q)       19,322 (q)           16,321        (16,321)(t)
                                                                                                                           9,350 (m)
Additional paid-in capital                     131,209,375      41,857,086  (q)    9,980,678 (q)        4,881,193     (4,881,193)(t)
                                                                                                                       9,340,650 (m)
Excess purchase price of acquired subsidiary            --                                             (2,533,308)     2,533,308 (t)
Retained earnings (Accumulated deficit)        (97,646,151)                                               638,983       (638,983)(t)
                                              ------------     -----------     -------------       --------------    -----------
Shareholders' equity                            34,011,240      41,902,164        10,000,000            3,003,189      6,346,811
                                              ------------     -----------     -------------       --------------    -----------
  Total liabilities and shareholders'
      equity                                  $102,909,665     $41,902,164      $         --       $    6,386,289    $ 6,596,811
                                              ============     ===========     =============       ==============    ===========


                                                               ASSETS

                                                    Pro Forma                              CTI Business       Pro Forma
                                                 Before Acq. of        CTI Business        Acquisition       After Acq. of
                                                  CTI Business        Acquisition (k)      Adjustments       CTI Business
                                                  ------------        ---------------      -----------       ------------
Current Assets:                                    $50,277,423         $        --      $(10,100,000) (k)     $40,177,423
Cash and cash equivalents                           22,371,739           1,951,810                             24,323,549
Accounts receivable, net                             4,753,516             130,043                              4,883,559
Inventories                                          1,643,962              42,860                              1,686,822
Prepaid expenses and other                           1,650,000                                                  1,650,000
Deferred tax asset                                ------------         -----------       -----------         ------------
                                                    80,696,640           2,124,713       (10,100,000)          72,721,353
    Total current assets
                                                                        10,380,467        11,334,573 (k)
Intangible assets, net                              64,235,962                           (10,380,467)(r)       75,570,535
                                                     5,769,817             735,707                              6,505,524
Property and equipment, net                          3,009,082                                                  3,009,082
Investment in joint venture                          4,083,428              65,637                              4,149,065
Other assets                                      ------------         -----------       -----------         ------------

                                                  $157,794,929         $13,306,524       $(9,145,894)        $161,955,559
   Total Assets                                   ============         ===========       ===========         ============


                                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:                              $  9,513,571         $    97,686                           $  9,611,257
Notes payable
Current portion of                                      75,423                                                     75,423
   long-term debt
Current portion of obligation                          113,261                                                    113,261
   under capital leases                              4,945,357             849,760                              5,795,117
Accounts payable                                    14,797,315             183,654           150,000 (k)       15,130,969
Accrued expenses and other liabilities               3,086,807             278,126                              3,364,933
Customer deposits                                   16,349,259           2,601,404                             18,950,663
Unearned income                                   ------------         -----------       -----------         ------------
                                                    48,880,993           4,010,630           150,000           53,041,623
      Total current liabilities

Long-term debt, net of current portion:             13,257,092                                                 13,257,092
  Other
Obligations under capital                              393,440                                                    393,440
  leases, net of current portion                  ------------         -----------       -----------         ------------
                                                    62,531,525           4,010,630           150,000           66,692,155
       Total liabilities


Shareholders' Equity:                                       64                                                         64
Preferred stock
Common stock                                           521,702                                                    521,702

Additional paid-in capital                          192,387,789                                               192,387,789
                                                             0                                                          0
Excess purchase price of acquired subsidiary       (97,646,151)          9,295,894        (9,295,894)(t)      (97,646,151)
Retained earnings (Accumulated deficit)           ------------         -----------       -----------         ------------
                                                    95,263,404           9,295,894        (9,295,894)          95,263,404
Shareholders' equity                              ------------         -----------       -----------         ------------

  Total liabilities and shareholders'             $157,794,929         $13,306,524       ($9,145,894)        $161,955,559
      equity                                      ============         ===========       ===========         ============



- ----------------
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(a) Includes the operations of the PMS Business from April 24, 1995, the date of acquisition (see note (b) below) and the operations of Versyss from October 27, 1995, the date of acquisition (see note (c) below).

(b) Reflects the operations of the PMS Business from January 1, 1995 to April 24, 1995. On April 24, 1995, a wholly-owned subsidiary of PCN acquired substantially all of the assets of the PMS Business for $4,861,000, of which $2,861,000 was paid in cash and $2,000,000 was paid in the form of a one year 10% interest bearing note (which note was paid in full on April 24, 1996). In addition, PCN assumed $3,009,000 of certain liabilities of the PMS Business, primarily related to software support and hardware maintenance agreements.

(c) Reflects the operations of Versyss from January 1, 1995 to October 27, 1995. On October 27, 1995, PCN acquired all of the issued and outstanding capital stock of Versyss, pursuant to a merger agreement, for $12,333,000 in cash and $11,750,000 in the form of a two year, 11% interest bearing note.

(d) Reflects the prorated amortization of the PMS Business and Versyss acquired intangible assets, with the exception of Acquired technology in process, based on the estimated useful lives established in the table in Note 3 to the Consolidated Financial Statements of PCN as previously disclosed in PCN's Annual Report on Form 10-K for the year ended December 31, 1995. Included within PCN Historical is $421,365 of PMS Business-related amortization expense for the period of April 24, 1995 to December 31, 1995, and $722,735 of Versyss-related amortization expense for the period of October 27, 1995 to December 31, 1995. The pro forma acquisition amortization adjustment therefore consists of the following:

     Amortization of PMS acquired intangible assets (Jan. 1 to April 24, 1995) .............   $   210,692
     Amortization of Versyss acquired intangible assets (Jan. 1 to October 27, 1995) .......     3,653,840
                                                                                               -----------
     Total adjustment ......................................................................   $ 3,864,532

(e) With the help of an appraiser, PCN allocated $14,516,000 of the purchase price of the Versyss acquisition to Acquired technology in process which was recorded as an expense in the year ended December 31, 1995. This charge is non-recurring and unusual and, as it relates directly to the acquisition, is excluded from the unaudited pro forma consolidated statement of operations.

(f) Reflects accrued interest expense on the following acquisition-related indebtedness:

     10% Interest on $2,000,000 note issued in connection with the acquisition of the PMS
      Business   (Jan 1 to April 24, 1995) ....................................................................    $     66,667
     11% Interest on $11,750,000 note issued in connection with the Versyss
      acquisition (Jan. 1 to Oct. 27, 1995) ...................................................................       1,077,083
                                                                                                                   ------------
        Subtotal ..............................................................................................    $  1,143,750
     Less:  Interest paid to Mr. Jeffry M. Picower (the "Investor") which would have been
      avoided if the February 1995 Offering had occurred on January 1, 1995 ...................................        (241,847)
                                                                                                                   ------------
           Total adjustment to interest expense related to the acquisitions of
           Versyss and the PMS Business .......................................................................    $    901,903
                                                                                                                   ============

(g) Reflects the increase in the weighted average number of shares of Common Stock outstanding after giving effect to (i) the issuance of 6,250,000 shares of Common Stock pursuant to PCN's February 1995 public offering and
     (ii) the issuance of 1,902,748 shares of Common Stock pursuant to the October 1995 Regulation S offering.

(h) Reflects the increase in the weighted average number of shares of Common Stock outstanding after giving effect to the issuance of the 4,507,783 shares of Common Stock sold by PCN pursuant to the 1996 Offering.

(i) Reflects the reversal of interest expense incurred on the Equifax Note and an increase in the weighted average number of shares of Common Stock outstanding after giving effect to the conversion of the Equifax Note into 1,932,217 shares of Common Stock.

(j) Reflects the operations of Wismer-Martin for the year ended December 31, 1995 and the three months ended March 31, 1996 and the balance sheet of Wismer-Martin as of March 31, 1996. On June 20, 1996, PCN and Wismer-Martin signed a definitive agreement whereby PCN will acquire all of the issued and outstanding capital stock of Wismer-Martin for $1,980,000 in cash and 935,000 shares of Common Stock of PCN. The number of shares is subject to adjustment depending on variations in the Market Price during the fifteen
     (15) trading days ending on the third business day prior to the consummation of the transaction. If the aggregate Market Price of the Stock Consideration is less than $9,350,000 ($10.00 per share) on the third business day immediately preceding the consummation of the transaction (the Closing), then the Stock Consideration shall be increased to equal such number of shares of PCN Common Stock as has an aggregate market value of $9,350,000. Likewise, if the aggregate Market Price of the Stock Consideration is greater than $11,453,750 ($12.25 per share) on the third business day immediately preceding the Closing, then the Stock Consideration shall be decreased to equal such number of shares of PCN Common Stock as has an aggregate market value of $11,453,750. In addition, if the Market Price of PCN Common Stock on the third business day immediately preceding the Closing is less than or equal to $9.00 per share, then, at PCN's option, in lieu of the Cash Consideration and the Stock Consideration, the "Merger Consideration" shall be an amount equal to the Cash Option of $14,000,000.

     Assuming the Cash Option is not exercised, the purchase price is allocated as follows (assuming a $10.00 price per share of PCN Common Stock):

     Consideration (including liabilities assumed):
     Cash                                                          $  1,980,000
     PCN Common Stock issued                                          9,350,000
     Liabilities assumed                                              3,383,100
     Accounting and legal costs                                         250,000
                                                                   ------------
                       Total Purchase Price                                          $ 14,963,100
                                                                                     ============


     Allocation of Purchase Price:
     Accounts Receivable and Inventory                                               $  1,035,683
     Property, equipment and other assets, including cash                               2,432,695
     Intangible assets:
        Profit on support and update agreements (1 year life)            85,000
        Profit on future support and update
           agreements (4 year life)                                     537,000
        Acquired software products (3 year life)                        494,000
        Other intangible assets (includes customer list,
          and goodwill) (15 year life)                               10,378,722
                                                                   ------------
                       Total Intangible assets                                         11,494,722
                                                                                     ------------
                                                                                     $ 14,963,100
                                                                                     ============

(k) Reflects the operations of the CTI Business for the year ended December 31, 1995 and the three months ended March 31, 1996 and the balance sheet of the CTI Business as of March 31, 1996. On July 3, 1996, PCN purchased substantially all of the assets of the medical practice management software business and certain other software businesses of CUSA Technologies, Inc. for $10,100,000 in cash. The purchase price is allocated as follows:

     Consideration (including liabilities assumed):
     Cash                                                          $ 10,100,000
     Liabilities assumed                                              4,010,630
     Accounting and legal costs                                         150,000
                                                                   ------------
                       Total Purchase Price                                          $ 14,260,630
                                                                                     ============

     Allocation of Purchase Price:
     Accounts Receivable and Inventory                                               $  2,081,853
     Equipment and other assets, including cash                                           844,204
     Intangible assets:
        Profit on support and update agreements (1 year life)           107,000
        Profit on future support and update
           agreements (4 year life)                                     599,000
        Other intangible assets (includes customer list
          and goodwill) (15 year life)                               10,628,573
                                                                   ------------
                       Total Intangible assets                                         11,334,573
                                                                                     ------------
                                                                                     $ 14,260,630
                                                                                     ============

(l) Reflects the prorated amortization of the acquired intangible assets of Wismer-Martin and the CTI Business, based on the useful lives established in notes (j) and (k) above.

(m) Reflects the increase in the weighted average number of shares of Common Stock outstanding after giving effect to the issuance of 935,000 shares of Common Stock, valued at $10.00 per share, pursuant to the acquisition of Wismer-Martin by PCN. If the Market Price of PCN Common Stock on the third business day immediately preceding the Effective Time was $9.00 per share, then the Stock Consideration would be increased to 1,038,889 shares. The resulting increase of 103,889 shares of Common Stock would not change pro forma earnings per share for the three months ended March 31, 1996 and would not change the pro forma loss per share for the year ended December 31, 1995. If the Market Price of PCN Common Stock on the third business day immediately preceding the Effective Time is less than or equal to $9.00 per share, then, at PCN's option, in lieu of the Cash Consideration and the Stock Consideration, the "Merger Consideration" shall be an amount equal to the Cash Option of $14,000,000 and, therefore, no shares of PCN Common Stock would be issued. If this situation should occur, and PCN exercised its option to pay $14,000,000 in cash in lieu of the Cash Consideration and Stock Consideration, the resulting decrease of 935,000 shares of Common Stock would not change pro forma earnings per share for the three months ended March 31, 1996 and would not change the pro forma loss per share for the year ended December 31, 1995.

(n) Represents the elimination of revenue and cost of sales related to sales transactions between Versyss and the CTI Business prior to the acquisition of Versyss by PCN.

(o) Reflects the elimination of the amortization of intangible assets recorded in the historical results of operations of the CTI Business.

(p) For the year ended December 31, 1995, the assumed exercise of certain outstanding options and warrants have not been included in the calculation of unaudited pro forma loss per common share as they are anti-dilutive, thus making unaudited pro forma primary and fully diluted loss per common share the same. For the three months ended March 31, 1996, the assumed exercise of dilutive options and warrants and the assumed conversion of outstanding shares of PCN's Series A convertible non dividend-paying preferred stock has been included in the calculation of the primary and fully-diluted weighted average number of common shares outstanding.

(q) The following table details the net proceeds from the 1996 Offering and its effect on the Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 1996:

                                                                       Long-term
                                                                      debt, net of
                                                                         current        Common       Paid-in
                                                         Cash            portion        Stock        Capital
                                                      -----------     -------------    -------     -----------
      Gross Proceeds from the issuance of
         4,507,783 shares of Common Stock
         at $10.00 per share                          $45,077,830                      $45,078     $45,032,752

      1996 Offering Expenses, including
         underwriting discounts
         and commissions                               (3,175,666)                                  (3,175,666)

      Conversion of $10,000,000 Equifax Note
         into 1,932,217 shares of Common Stock                        $(10,000,000)     19,322       9,980,678
                                                      -----------     ------------     -------     -----------
      Total pro forma adjustment                      $41,902,164     $(10,000,000)    $64,400     $51,837,764
                                                      ===========     ============     =======     ===========

(r) Represents the elimination of intangible assets related to capitalized proprietary software costs recorded by both Wismer-Martin and the CTI Business which had no fair market value to PCN.

(s) Represents the estimated fair value adjustment to the net book value of the Wismer-Martin land and building assets.

(t) Reflects the elimination of the prior ownership of Wismer-Martin and the CTI Business.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused the Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               PHYSICIAN COMPUTER NETWORK, INC.
                                               (Registrant)




Date:  August 7, 1996                          By:  /s/John F. Mortell
                                                   -----------------------------
                                                    John F. Mortell
                                                    Executive Vice President and
                                                    Chief Operating Officer